                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: FEBRUARY 1999


DISTRIBUTION DATE:
------------------
            03/22/99


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                               Per $1,000 of Original
                                                                                                   Class A/Class B
                                                                                                       Amounts
                                                                                               ----------------------
(i)    Principal Distribution
       ----------------------
         Class A-1                                                        $   47,009,635.84          $130.582322
         Class A-2                                                        $            0.00          $  0.000000
         Class A-3                                                        $            0.00          $  0.000000
         Class A-4                                                        $            0.00          $  0.000000
         Class B Amount                                                   $            0.00          $  0.000000

(ii)   Interest Distribution
         Class A-1                                                        $      882,440.80          $  2.451224
         Class A-2                                                        $    2,214,033.33          $  4.358333
         Class A-3                                                        $    1,892,000.00          $  4.300000
         Class A-4                                                        $    1,051,830.00          $  4.350000
         Class B Amount                                                   $      382,415.48          $  4.683333

(iii)  Monthly Servicing Fee                                              $    1,238,909.42
       ---------------------
         Monthly Supplemental Servicing Fee                               $           0.00

(iv)   Class A-1 Principal Balance (end of Collection Period)             $  168,227,117.81
         Class A-1 Pool Factor (end of Collection Period)                        46.729755%
         Class A-2 Principal Balance (end of Collection Period)           $  508,000,000.00
         Class A-2 Pool Factor (end of Collection Period)                     100.000000%
         Class A-3 Principal Balance (end of Collection Period)           $  440,000,000.00
         Class A-3 Pool Factor (end of Collection Period)                       100.000000%
         Class A-4 Principal Balance (end of Collection Period)           $  241,800,000.00
         Class A-4 Pool Factor (end of Collection Period)                       100.000000%
         Class B Principal Balance (end of Collection Period)             $   81,654,551.40
         Class B Pool Factor (end of Collection Period)                         100.000000%

(v)    Pool Balance (end of Collection Period)                            $1,439,681,669.21

(vi)   Interest Carryover Shortfall
       ----------------------------
         Class A-1                                                        $            0.00          $  0.000000
         Class A-2                                                        $            0.00          $  0.000000
         Class A-3                                                        $            0.00          $  0.000000
         Class A-4                                                        $            0.00          $  0.000000
         Class B                                                          $            0.00          $  0.000000
       Principal Carryover Shortfall
       -----------------------------
         Class A-1                                                        $            0.00          $  0.000000
         Class A-2                                                        $            0.00          $  0.000000
         Class A-3                                                        $            0.00          $  0.000000
         Class A-4                                                        $            0.00          $  0.000000
         Class B                                                          $            0.00          $  0.000000

(vii)  Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                   $   57,100,909.30
         Class B Amount                                                   $            0.00

(viii) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                             $    5,812,998.36

                                                                          Page 1